Exhibit 10.13

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

GLOBALFOUNDRIES U.S. Inc. 2600 Great America Way Santa Clara, CA 95054 USA Tel : (408) 462-3900 www.globalfoundries.com

July 29, 2014

Aquantia Corp.

700 Tasman Drive

Milpitas, CA 95035

Attn: Faraj Aalaei, President & Chief Executive Officer

Letter Agreement with respect to Foundry Collaboration

Dear Mr. Aalaei:

Subject to the approval of the respective Board of Directors of each of GLOBALFOUNDRIES U.S. Inc. (“GF”) and Aquantia Corp. (“Aquantia”) of the terms of this Letter Agreement, which approval in the case of Aquantia shall be obtained by unanimous written consent of Aquantia’s Board of Directors no later than 15 business days from the date hereof and in the case of GF shall be obtained at the November meeting of GF’s Board of Directors, the parties to this Letter Agreement agree as follows:

1.	Foundry Collaboration and Support

1.1

Collaboration. Aquantia will develop and design some of its [*] products (the “Products”) for manufacture using GLOBALFOUNDRIES Inc. and its subsidiaries’ (the “GF Group”) process technology as long as such GF offering meets Aquantia’s product requirements. The GF Group will provide Aquantia with early access to and support for GF’s [*] PDKs and related technology in line with best customer practice. In order to establish the manufacturability of the Products on the GF Group’s process technology, the parties will (a) work collaboratively to timely share product requirements, process technology requirements, product roadmaps and other pertinent information, and (b) establish a regular cadence of meetings and checkpoints to drive and track progress to mutually agreed timelines.

1.2	[*]

1.3

Change of Control. In the event of a Change of Control (as defined below), Aquantia will require that the acquiring party agree to be bound or otherwise continue to be bound (whether by operation of law or otherwise) by the provisions of this Letter Agreement, unless GF expressly waives such requirement in a signed writing. A “Change of Control” means the sale or transfer (including by merger, consolidation or similar transaction), in one transaction or in a series of related transactions, of (a) such number of Aquantia’s voting shares having the power to elect a majority of the board of directors or (b) all or substantially all of Aquantia’s assets that are required to perform this Letter Agreement.

2.	Series H Preferred Stock Investment

2.1

Investment. Subject to the management and other corporate approvals of each of GF and Aquantia, including without limitation approval by the Board of Directors of each of GF and Aquantia, and the successful completion of other customary investment conditions, the parties commit to the following:

•	GF will invest $20 to $25 million in Aquantia’s proposed Series H Preferred Stock financing.
•

At the closing of GF’s investment in the proposed Series H Preferred Stock financing, Aquantia will grant GF warrants for the purchase of that number of shares of Series H Preferred Stock, at an exercise price of $0.01 per share, equal to the difference between the number of shares of Series H Preferred Stock issued and the number of shares that would have been issued to GF at such closing if the effective pre-money valuation for the Series H Preferred Stock financing were equal to $200 million.

The parties’ commitments in this Section 2 will expire on December 31, 2014.

3.	Miscellaneous

3.1

Incorporation by Reference. Sections 7.3-7.6, 7.9, and 7.13 of the Series G Preferred Stock Purchase Agreement, dated January 30, 2014 (as supplemented or amended from time to time), among Aquantia and the investors listed in the Schedule of Investors attached as Exhibit A thereto, are incorporated by reference into this Agreement, except that any reference to (a) the “Agreement” shall be deemed a reference to this “Letter Agreement”, (b) the “Company” shall be deemed a reference to Aquantia, and (b) the “Investor(s)” shall be deemed a reference to GF.

3.2

Amendments and Waivers. Any term of this Letter Agreement may be amended and the observance of any term of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Aquantia and GF.

3.3

Entire Agreement. This Letter Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Letter Agreement, and supersedes any and all prior understandings, agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

Please confirm your agreement with the terms set forth herein by signing and returning to us a copy of this Letter Agreement.

[Signature pages follow.]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Sincerely,

GLOBALFOUNDRIES U.S. Inc.

By:	/s/John Bucher
Name: John Bucher
Title: SVP

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Agreed and Accepted:

Aquantia Corp.

By:	/s/ Faraj Aalaei
Name: Faraj Aalaei
Title: President and CEO

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Annex I

Provisions referenced in Section 3.1 of the GLOBALFOUNDRIES U.S. Inc. Letter Agreement with respect to Foundry Collaboration

7.3

Governing Law, Jurisdiction and Venue. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the Northern District of California.

7.4

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

7.5

Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

7.6

Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile if during regular business hours at the recipient’s location (or if after regular business hours, the next business day), addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or seven (7) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)	if to an Investor, at the address specified for such Investor as set forth on Exhibit A hereto.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b)

if to the Company, marked “Attention: Chief Executive Officer”, at Aquantia Corp., 700 Tasman Drive, Milpitas, CA 95035, with a copy to Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036, Attention: Babak Yaghmaie, Esq.

7.9

Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

7.13

Facsimile Signatures. This Agreement may be executed and delivered by facsimile or other means of electronic communication and upon such delivery by facsimile or other means of electronic communication, including without limitation in portable document format, the signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.